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                                                                    Exhibit 23.2
                        Consent of Deloitte & Touche LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of JCC Holding Company on Form S-8 of our report dated March 30, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting for the confirmed plan of reorganization in 1998 and an emphasis paragraph relating to the confirmed plan of reorganization which became effective in March 2001), appearing in the Annual Report on Form 10-K/A of JCC Holding Company for the year ended December 31, 2000.



New Orleans, Louisiana
October 31, 2001